Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD QUARTER SALES UP 28% TO $5.45 BILLION;

NEWEST KINDLE NOW SHIPPING AND LOWERING PRICE TO $259 FROM $279

SEATTLE—(BUSINESS WIRE)—October 22, 2009—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2009.

Operating cash flow was $2.25 billion for the trailing twelve months, compared with $1.27 billion for the trailing twelve months ended September 30, 2008. Free cash flow increased 98% to $1.92 billion for the trailing twelve months, compared with $0.97 billion for the trailing twelve months ended September 30, 2008.

Common shares outstanding plus shares underlying stock-based awards outstanding totaled 451 million on September 30, 2009, compared with 448 million a year ago.

Net sales increased 28% to $5.45 billion in the third quarter, compared with $4.26 billion in third quarter 2008. Excluding the $41 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales would have grown 29% compared with third quarter 2008.

Operating income increased 62% to $251 million in the third quarter, compared with $154 million in third quarter 2008. Excluding the $10 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, operating income would have grown 69% compared with third quarter 2008.

Net income increased 68% to $199 million in the third quarter, or $0.45 per diluted share, compared with net income of $118 million, or $0.27 per diluted share, in third quarter 2008.

“Kindle has become the #1 bestselling item by both unit sales and dollars – not just in our electronics store but across all product categories on Amazon.com. It’s also the most wished for and the most gifted. We are grateful for and energized by this customer response,” said Jeff Bezos, founder and CEO of Amazon.com. “Earlier this week we began shipping the latest generation Kindle. Its 3G wireless works in the U.S. and 100 countries, and we’ve just lowered its price to $259.”

Highlights

•

This week we started shipping Kindle with U.S. & International Wireless and lowered its price to $259 from $279. This newest Kindle is available to ship to customers living outside the U.S. Customers in more than 100 countries around the world, and U.S. customers traveling abroad, can take advantage of Kindle’s 3G wireless technology to download a title in 60 seconds or less.

•

The U.S. Kindle Store now has more than 360,000 books, including 101 of 112 New York Times Bestsellers, more than 7,000 blogs, and more than 90 top U.S. and International newspapers and magazines, including: The New York Times, The Wall Street Journal, The Times (U.K.), Le Monde, The Economist, Newsweek, Time, and Fortune. Kindle owners can also select from over 60,000 audiobooks from Audible.com and listen to them directly on their Kindle.

•

The Company announced “Kindle for PC,” the free application for reading Kindle books on the PC. Kindle for PC features Amazon’s Whispersync technology, which automatically saves and synchronizes customers’ bookmarks and last page read across devices, including the Kindle, Kindle DX, iPhone, iPod touch, and PC.

•	North America segment sales, representing the Company’s U.S. and Canadian sites, were $2.84 billion, up 23% from third quarter 2008.

•

International segment sales, representing the Company’s U.K., German, Japanese, French and Chinese sites, were $2.61 billion, up 33% from third quarter 2008. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, International sales grew 35%.

•	Worldwide Media sales grew 17% to $2.93 billion. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter sales grew 18%.

•

Worldwide Electronics & Other General Merchandise sales grew 44% to $2.36 billion. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter sales grew 45%.

•

Amazon.com launched “Local Express Delivery,” a new shipping option giving customers same-day delivery on thousands of items in seven major cities: New York, Philadelphia, Boston, Baltimore, Las Vegas, Seattle and Washington D.C. Amazon Prime members pay just $5.99 per item for the service.

•

The Company continues to expand and enhance free shipping offers across the world. Amazon.co.uk began offering free shipping on all products in the U.K., eliminating the prior threshold of £5; while Amazon.co.jp now offers free same-day delivery service to Amazon Prime customers in the Kanto and Kansai regions of Japan.

•

Items shipped on behalf of sellers who utilized Fulfillment by Amazon (FBA) more than tripled from the prior year. Sellers can still join FBA and take advantage of Amazon’s extended delivery promise for the holidays – customers can order items as late as December 23rd and still get them in time for the holidays.

•

Amazon.com expanded its Frustration-Free Packaging program, offering additional items from Fisher-Price, Mattel, Kingston and other leading toy and electronics manufacturers in easy-to-open, environmentally friendly packaging.

•

Amazon Web Services (AWS) launched Amazon Virtual Private Cloud (Amazon VPC), a secure and seamless bridge between a company’s existing IT infrastructure and the AWS cloud, enabling enterprises to connect their existing infrastructure to AWS compute resources.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of October 22, 2009. This guidance excludes the impact of Zappos.com, Inc., including approximately $35 million of expenses primarily related to employee compensation costs, amortization of intangibles and merger-related expenses that would be recognized in the fourth quarter 2009 if the transaction closes as planned. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

Fourth Quarter 2009 Guidance

•	Net sales are expected to be between $8.125 billion and $9.125 billion, or to grow between 21% and 36% compared with fourth quarter 2008.

•

Operating income is expected to be between $300 million and $425 million, or to grow between 10% and 56% compared with fourth quarter 2008. This guidance includes approximately $100 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions or investments are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services and technologies, system interruptions, government regulation and taxation, payments and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Computers & Office; Electronics; Home & Garden; Grocery, Health & Beauty; Toys, Kids & Baby; Apparel, Shoes & Jewelry; Sports & Outdoors; and Tools, Auto & Industrial.

Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Examples of the services offered by Amazon Web Services are Amazon Elastic Compute Cloud (Amazon EC2), Amazon Simple Storage Service (Amazon S3), Amazon Elastic Block Store, Amazon SimpleDB, Amazon Simple Queue Service (Amazon SQS), Amazon Flexible Payments Service (Amazon FPS), Amazon Mechanical Turk and Amazon CloudFront.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, and www.amazon.cn.

As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2009	2008	2009	2008	2009	2008
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$1,936	$1,548	$2,769	$2,539	$1,650	$1,366

OPERATING ACTIVITIES:
Net income	199	118	518	420	743	627
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	96	76	266	210	343	273
Stock-based compensation	90	70	242	197	320	251
Other operating expense (income), net	9	7	80	(32)	90	(29)
Losses (gains) on sales of marketable securities, net	(1)	1	(3)	(2)	(3)	(2)
Other expense (income), net	(9)	(24)	(21)	(17)	(38)	(18)
Deferred income taxes	77	(17)	84	(47)	125	(144)
Excess tax charges (benefits) from stock-based compensation	17	(53)	(52)	(160)	(52)	(323)
Changes in operating assets and liabilities:
Inventories	(276)	(243)	(192)	(130)	(293)	(361)
Accounts receivable, net and other	(155)	(9)	28	106	(296)	(131)
Accounts payable	701	362	(372)	(524)	964	620
Accrued expenses and other	(3)	101	(131)	39	77	437
Additions to unearned revenue	197	121	610	286	772	366
Amortization of previously unearned revenue	(143)	(86)	(375)	(220)	(499)	(291)

Net cash provided by (used in) operating activities	799	424	682	126	2,253	1,275

INVESTING ACTIVITIES:
Purchases of fixed assets, including internal-use software and website development	(103)	(102)	(236)	(231)	(337)	(305)
Acquisitions, net of cash acquired, and other	(5)	(8)	(40)	(408)	(127)	(436)
Sales and maturities of marketable securities and other investments	586	582	1,277	1,033	1,550	1,149
Purchases of marketable securities and other investments	(780)	(478)	(1,730)	(1,229)	(2,179)	(1,382)

Net cash provided by (used in) investing activities	(302)	(6)	(729)	(835)	(1,093)	(974)

FINANCING ACTIVITIES:
Excess tax benefits (charges) from stock-based compensation	(17)	53	53	160	52	323
Common stock repurchased	—	—	—	—	(100)	—
Proceeds from long-term debt and other	101	2	97	62	149	91
Repayments of long-term debt and capital lease obligations	(20)	(295)	(379)	(355)	(394)	(380)

Net cash provided by (used in) financing activities	64	(240)	(229)	(133)	(293)	34

Foreign-currency effect on cash and cash equivalents	17	(76)	21	(47)	(3)	(51)

Net increase (decrease) in cash and cash equivalents	578	102	(255)	(889)	864	284

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,514	$1,650	$2,514	$1,650	$2,514	$1,650

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$2	$14	$30	$61	$32	$62
Cash paid for income taxes	10	5	44	28	69	38
Fixed assets acquired under capital leases and other financing arrangements	60	37	97	104	141	136
Fixed assets acquired under build-to-suit leases	16	19	133	35	170	50
Conversion of debt	—	132	—	605	—	605

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net sales	$5,449	$4,264	$14,989	$12,463
Cost of sales	4,176	3,265	11,435	9,541

Gross profit	1,273	999	3,554	2,922

Operating expenses (1):
Fulfillment	466	393	1,297	1,109
Marketing	149	108	406	313
Technology and content	315	264	890	755
General and administrative	83	73	228	208
Other operating expense (income), net (2)	9	7	80	(32)

Total operating expenses	1,022	845	2,901	2,353

Income from operations	251	154	653	569

Interest income	7	21	28	67
Interest expense	(7)	(17)	(26)	(60)
Other income, net	11	24	35	22

Total non-operating income	11	28	37	29

Income before income taxes	262	182	690	598

Provision for income taxes	(60)	(59)	(169)	(167)
Equity-method investment activity, net of tax	(3)	(5)	(3)	(11)

Net income	$199	$118	$518	$420

Basic earnings per share	$0.46	$0.28	$1.20	$1.00

Diluted earnings per share	$0.45	$0.27	$1.18	$0.97

Weighted average shares used in computation of earnings per share:
Basic	432	427	431	421

Diluted	441	436	439	431

(1) Includes stock-based compensation as follows:
Fulfillment	$22	$15	$57	$42
Marketing	5	4	14	10
Technology and content	48	38	130	109
General and administrative	15	13	41	36

(2)	Q2 2008 includes a $53 million non-cash gain recognized on the sale of our European DVD rental assets. Q2 2009 includes the impact of our settlement with Toysrus.com LLC for $51 million, substantially all of which was expensed in Q2 2009.

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
North America
Net sales	$2,843	$2,302	$7,872	$6,597
Cost of sales	2,091	1,716	5,754	4,883

Gross profit	752	586	2,118	1,714
Direct segment operating expenses (1)	596	498	1,687	1,400

Segment operating income	$156	$88	$431	$314

International
Net sales	$2,606	$1,962	$7,117	$5,866
Cost of sales	2,085	1,549	5,681	4,658

Gross profit	521	413	1,436	1,208
Direct segment operating expenses (1)	327	270	892	788

Segment operating income	$194	$143	$544	$420

Consolidated
Net sales	$5,449	$4,264	$14,989	$12,463
Cost of sales	4,176	3,265	11,435	9,541

Gross profit	1,273	999	3,554	2,922
Direct segment operating expenses	923	768	2,579	2,188

Segment operating income	350	231	975	734
Stock-based compensation	(90)	(70)	(242)	(197)
Other operating income (expense), net (2)	(9)	(7)	(80)	32

Income from operations	251	154	653	569
Total non-operating income, net	11	28	37	29
Provision for income taxes	(60)	(59)	(169)	(167)
Equity-method investment activity, net of tax	(3)	(5)	(3)	(11)

Net income	$199	$118	$518	$420

Segment Highlights:
Y/Y net sales growth:
North America	23%	29%	19%	32%
International	33	33	21	41
Consolidated	28	31	20	36
Y/Y gross profit growth:
North America	28%	28%	24%	29%
International	26	37	19	42
Consolidated	27	31	22	34
Y/Y segment operating income growth:
North America	77%	12%	37%	27%
International	36	46	30	53
Consolidated	52	31	33	41
Net sales mix:
North America	52%	54%	53%	53%
International	48	46	47	47

(1)	A significant majority of our costs for “Technology and content” are incurred in the United States and most of these costs are allocated to our North America segment.
(2)	Q2 2008 includes a $53 million non-cash gain recognized on the sale of our European DVD rental assets. Q2 2009 includes the impact of our settlement with Toysrus.com LLC for $51 million, substantially all of which was expensed in Q2 2009.

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
North America
Media	$1,412	$1,245	$3,865	$3,599
Electronics and other general merchandise	1,293	950	3,652	2,697
Other	138	107	355	301

Total North America	2,843	2,302	7,872	6,597

International
Media	1,517	1,249	4,229	3,845
Electronics and other general merchandise	1,064	690	2,821	1,955
Other	25	23	67	66

Total International	2,606	1,962	7,117	5,866

Consolidated
Media	2,929	2,494	8,094	7,444
Electronics and other general merchandise	2,357	1,640	6,473	4,652
Other	163	130	422	367

Total Consolidated	$5,449	$4,264	$14,989	$12,463

Y/Y Net Sales Growth:
North America:
Media	13%	15%	7%	20%
Electronics and other general merchandise	36	51	35	50
Other	29	41	18	40
Total North America	23	29	19	32

International:
Media	22%	24%	10%	32%
Electronics and other general merchandise	54	54	44	64
Other	4	49	2	78
Total International	33	33	21	41

Consolidated:
Media	17%	19%	9%	26%
Electronics and other general merchandise	44	52	39	55
Other	25	42	15	45
Total Consolidated	28	31	20	36

Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	22%	18%	17%	22%
Electronics and other general merchandise	58	48	56	52
Other	14	52	19	71
Total International	35	28	30	31

Consolidated:
Media	18%	17%	13%	21%
Electronics and other general merchandise	45	49	44	51
Other	26	43	18	44
Total Consolidated	29	28	25	31

Consolidated Net Sales Mix:
Media	54%	59%	54%	60%
Electronics and other general merchandise	43	38	43	37
Other	3	3	3	3

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	September 30, 2009	December 31, 2008	September 30, 2008
	(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,514	$2,769	$1,650
Marketable securities	1,487	958	674
Inventories	1,617	1,399	1,315
Accounts receivable, net and other	671	827	597
Deferred tax assets	80	204	194

Total current assets	6,369	6,157	4,430
Fixed assets, net	1,086	854	731
Deferred tax assets	206	145	278
Goodwill	457	438	405
Other assets	854	720	722

Total assets	$8,972	$8,314	$6,566

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,354	$3,594	$2,242
Accrued expenses and other	1,183	1,152	902

Total current liabilities	4,537	4,746	3,144
Long-term debt	116	409	393
Other long-term liabilities	734	487	502

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 449, 445 and 443
Outstanding shares — 433, 428 and 429	4	4	4
Treasury stock, at cost	(600)	(600)	(500)
Additional paid-in capital	4,428	4,121	4,051
Accumulated other comprehensive income (loss)	(35)	(123)	(73)
Accumulated deficit	(212)	(730)	(955)

Total stockholders’ equity	3,585	2,672	2,527

Total liabilities and stockholders’ equity	$8,972	$8,314	$6,566

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Y/Y % Change
Cash Flows and Shares

Operating cash flow — trailing twelve months (TTM)	$1,275	$1,697	$1,757	$1,878	$2,253	77%

Purchases of fixed assets (incl. internal-use software & website development) — TTM	$305	$333	$326	$336	$337	11%

Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$970	$1,364	$1,431	$1,542	$1,916	98%
Free cash flow — TTM Y/Y growth	21%	16%	82%	89%	98%	N/A

Common shares and stock-based awards outstanding	448	446	447	451	451	1%
Common shares outstanding	429	428	429	432	433	1%
Stock-based awards outstanding	19	18	17	19	18	(6)%
Stock-based awards outstanding — % of common shares outstanding	4.5%	4.2%	4.0%	4.4%	4.2%	N/A

Results of Operations

Worldwide (WW) net sales	$4,264	$6,704	$4,889	$4,651	$5,449	28%
WW net sales — Y/Y growth, excluding F/X	28%	24%	25%	20%	29%	N/A
WW net sales — TTM	$18,135	$19,166	$19,921	$20,509	$21,693	20%
WW net sales — TTM Y/Y growth, excluding F/X	33%	28%	27%	24%	24%	N/A

Gross profit	$999	$1,348	$1,148	$1,133	$1,273	27%
Gross profit — Y/Y growth, excluding F/X	29%	20%	27%	23%	29%	N/A
Gross margin — % of WW net sales	23.4%	20.1%	23.5%	24.4%	23.4%	N/A
Gross profit — TTM	$4,092	$4,270	$4,462	$4,628	$4,902	20%
Gross profit — TTM Y/Y growth, excluding F/X	31%	26%	26%	24%	25%	N/A
Gross margin — TTM % of WW net sales	22.6%	22.3%	22.4%	22.6%	22.6%	N/A

Operating income (1)	$154	$272	$244	$159	$251	62%
Operating margin — % of WW net sales	3.6%	4.1%	5.0%	3.4%	4.6%	N/A
Operating income — TTM (1) (2)	$840	$842	$887	$829	$925	10%
Operating income — TTM Y/Y growth, excluding F/X	36%	27%	30%	13%	22%	N/A
Operating margin — TTM % of WW net sales	4.6%	4.4%	4.5%	4.0%	4.3%	N/A

Net income (1)	$118	$225	$177	$142	$199	68%
Net income per diluted share	$0.27	$0.52	$0.41	$0.32	$0.45	66%
Net income — TTM (1) (2)	$627	$645	$679	$663	$743	19%
Net income per diluted share — TTM	$1.46	$1.49	$1.56	$1.52	$1.69	16%

Segments

North America Segment:
Net sales	$2,302	$3,631	$2,578	$2,451	$2,843	23%
Net sales — Y/Y growth, excluding F/X	29%	18%	22%	13%	24%	N/A
Net sales — TTM	$9,680	$10,228	$10,681	$10,963	$11,503	19%
Gross profit	$586	$781	$694	$672	$752	28%
Gross margin — % of North America net sales	25.5%	21.5%	26.9%	27.4%	26.5%	N/A
Gross profit — TTM	$2,412	$2,495	$2,620	$2,733	$2,899	20%
Gross margin — TTM % of North America net sales	24.9%	24.4%	24.5%	24.9%	25.2%	N/A
Operating income	$88	$130	$150	$125	$156	77%
Operating margin — % of North America net sales	3.8%	3.6%	5.8%	5.1%	5.5%	N/A
Operating income — TTM	$468	$445	$464	$494	$562	20%
Operating income — TTM Y/Y growth, excluding F/X	26%	11%	5%	8%	20%	N/A
Operating margin — TTM % of North America net sales	4.8%	4.4%	4.4%	4.5%	4.9%	N/A

International Segment:
Net sales	$1,962	$3,073	$2,311	$2,200	$2,606	33%
Net sales — Y/Y growth, excluding F/X	28%	31%	28%	28%	35%	N/A
Net sales — TTM	$8,455	$8,938	$9,240	$9,546	$10,190	21%
Net sales — TTM % of WW net sales	47%	47%	46%	47%	47%	N/A
Gross profit	$413	$567	$454	$461	$521	26%
Gross margin — % of International net sales	21.1%	18.5%	19.6%	20.9%	20.0%	N/A
Gross profit — TTM	$1,680	$1,775	$1,842	$1,895	$2,003	19%
Gross margin — TTM % of International net sales	19.9%	19.9%	19.9%	19.9%	19.7%	N/A
Operating income	$143	$229	$172	$179	$194	36%
Operating margin — % of International net sales	7.3%	7.4%	7.4%	8.1%	7.4%	N/A
Operating income — TTM	$594	$648	$692	$722	$773	30%
Operating income — TTM Y/Y growth, excluding F/X	41%	42%	52%	49%	49%	N/A
Operating margin — TTM % of International net sales	7.0%	7.3%	7.5%	7.6%	7.6%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Y/Y % Change
Segments (continued)

Consolidated Segments:
Operating expenses	$768	$989	$826	$829	$923	20%
Operating expenses — TTM	$3,030	$3,177	$3,306	$3,412	$3,567	18%
Operating income	$231	$359	$322	$304	$350	52%
Operating margin — % of consolidated sales	5.4%	5.4%	6.6%	6.5%	6.4%	N/A
Operating income — TTM	$1,062	$1,093	$1,156	$1,216	$1,335	26%
Operating income — TTM Y/Y growth, excluding F/X	35%	28%	28%	29%	35%	N/A
Operating margin — TTM % of consolidated net sales	5.9%	5.7%	5.8%	5.9%	6.2%	N/A

Supplemental North America Segment Net Sales:
Media	$1,245	$1,751	$1,305	$1,148	$1,412	13%
Media — Y/Y growth, excluding F/X	15%	8%	9%	0%	14%	N/A
Media — TTM	$5,235	$5,350	$5,450	$5,449	$5,616	7%
Electronics and other general merchandise	$950	$1,733	$1,172	$1,187	$1,293	36%
Electronics and other general merchandise — Y/Y growth, excluding F/X	51%	30%	42%	29%	36%	N/A
Electronics and other general merchandise — TTM	$4,033	$4,430	$4,776	$5,043	$5,385	34%
Electronics and other general merchandise — TTM % of North America net sales	42%	43%	45%	46%	47%	N/A
Other	$107	$147	$101	$116	$138	29%
Other — TTM	$412	$448	$455	$471	$502	22%

Supplemental International Segment Net Sales:
Media	$1,249	$1,889	$1,418	$1,294	$1,517	22%
Media — Y/Y growth, excluding F/X	18%	22%	17%	12%	22%	N/A
Media — TTM	$5,537	$5,734	$5,814	$5,849	$6,118	10%
Electronics and other general merchandise	$690	$1,156	$874	$882	$1,064	54%
Electronics and other general merchandise — Y/Y growth, excluding F/X	48%	46%	50%	60%	58%	N/A
Electronics and other general merchandise — TTM	$2,832	$3,110	$3,330	$3,603	$3,977	40%
Electronics and other general merchandise — TTM % of International net sales	33%	35%	36%	38%	39%	N/A
Other	$23	$28	$19	$24	$25	4%
Other — TTM	$86	$94	$96	$94	$95	11%

Supplemental Worldwide Net Sales:
Media	$2,494	$3,640	$2,723	$2,442	$2,929	17%
Media — Y/Y growth, excluding F/X	17%	15%	13%	7%	18%	N/A
Media — TTM	$10,772	$11,084	$11,264	$11,298	$11,734	9%
Electronics and other general merchandise	$1,640	$2,889	$2,046	$2,069	$2,357	44%
Electronics and other general merchandise — Y/Y growth, excluding F/X	49%	36%	46%	41%	45%	N/A
Electronics and other general merchandise — TTM	$6,865	$7,540	$8,106	$8,646	$9,362	36%
Electronics and other general merchandise — TTM % of WW net sales	38%	39%	41%	42%	43%	N/A
Other	$130	$175	$120	$140	$163	25%
Other — TTM	$498	$542	$551	$565	$597	20%

Balance Sheet

Cash and marketable securities (3)	$2,572	$4,035	$3,025	$3,504	$4,304	67%

Inventory, net — ending	$1,315	$1,399	$1,266	$1,325	$1,617	23%
Inventory turnover, average — TTM	12.4	12.2	12.5	12.4	12.1	(2)%

Fixed assets, net	$731	$854	$889	$981	$1,086	49%

Accounts payable days — ending	63	62	57	65	72	14%

Other

WW shipping revenue	$191	$266	$190	$185	$208	8%
WW shipping costs	$323	$508	$358	$332	$388	20%
WW net shipping costs	$132	$242	$168	$147	$180	37%
WW net shipping costs — % of WW net sales	3.1%	3.6%	3.4%	3.1%	3.3%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	20,500	20,700	20,600	21,000	21,700	6%

(1)	Q2 2009 includes the impact of our settlement with Toysrus.com LLC for $51 million, substantially all of which was expensed in Q2 2009.
(2)	Q2 2008 includes a $53 million non-cash gain recognized on the sale of our European DVD rental assets.
(3)	Includes restricted cash, classified within “Other Assets” on our consolidated balance sheet, of: $248 million Q3 2008, $308 million Q4 2008, $295 million Q1 2009, $292 million Q2 2009, and $303 million Q3 2009.

Amazon.com, Inc.

Certain Definitions and Other

Segment Reporting

•

We present segment information for North America and International. We measure operating results of our segments using an internal performance measure of direct segment operating expenses that excludes stock- based compensation and other operating expense, each of which is not allocated to segment results. Other centrally incurred operating costs are fully allocated to segment results. Our operating results, particularly for the International segment, are affected by movements in foreign exchange rates.

•

The North America segment consists of amounts earned from retail sales of consumer products (including from sellers) and subscriptions through North America-focused websites such as www.amazon.com and www.amazon.ca. This segment includes export sales from www.amazon.com and www.amazon.ca.

•

The International segment consists of amounts earned from retail sales of consumer products (including from sellers) and subscriptions through internationally focused websites such as www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, and www.amazon.cn. This segment includes export sales from these internationally based sites (including export sales from these sites to customers in the U.S. and Canada), but excludes export sales from www.amazon.com and www.amazon.ca.

•

We provide supplemental sales information within each segment for three categories: Media, Electronics and Other General Merchandise, and Other. Media consists of amounts earned from retail sales from all sellers in categories such as books, movies, music, digital downloads, software and video games (including game consoles). Electronics and Other General Merchandise consists of amounts earned from retail sales from all sellers of items in categories not included in Media, such as electronics and computers, devices, home and garden, toys, kids and baby, grocery, apparel, shoes and jewelry, health and beauty, sports and outdoors, tools, and auto and industrial. Other consists of non-retail activities, such as the Amazon Enterprise Solutions program, Amazon Web Services, and miscellaneous marketing and promotional activities, such as our co-branded credit card programs.

Customer Accounts

•

References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer’s initial order is shipped or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions (including www.amazon.cn customers), Amazon Enterprise Solutions program customers, Amazon.com Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•

References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Seller accounts exclude Amazon Enterprise Solutions sellers. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

•

References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon.com domains worldwide – such as www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca and www.amazon.cn, as well as Amazon.com-owned items sold through non-Amazon.com domains, such as books, music and movie items ordered from Amazon.com’s store at www.target.com. Units sold do not include units associated with certain of our acquisitions or Amazon.com gift certificates.

Cash Flows and Return on Invested Capital

•	Free cash flow is cash flow from operations reduced by purchases of fixed assets, including internal-use software and website development.

•	Tax benefits relating to excess stock-based compensation deductions are reported as financing cash flows.

•	Return on invested capital is trailing-twelve-month free cash flow divided by average total assets less current liabilities (excluding current portion of our long-term debt) over five quarter ends.

Net Sales

•

Revenue is generally recorded gross for sales of our own inventory and net for sales by other sellers. Amounts paid in advance for subscription services, including amounts received for Amazon Prime and other membership programs, are deferred and recognized as revenue over the subscription term. For our products with multiple elements, where a standalone value for each element cannot be established, we recognize the revenue and related cost over the estimated economic life of the product.

Cost of Sales

•

Cost of sales consists of the purchase price of consumer products and content sold by us, inbound and outbound shipping charges, packaging supplies, and costs incurred in operating and staffing our fulfillment and customer service centers on behalf of other businesses.

Fulfillment

•

Fulfillment costs relate to variable costs corresponding with sales volume and inventory levels; our mix of product sales; payment processing and related transaction costs, including mix of payment methods and costs from our guarantee for certain seller transactions; and costs from expanding fulfillment capacity.

Marketing

•	Marketing consists primarily of online advertising, including through our Associates program, sponsored search, portal advertising, e-mail campaigns, and other initiatives.

Technology and Content

•

Technology and content expenses consist principally of payroll and related expenses for employees involved in application development, category expansion, editorial content, buying, merchandising selection, and systems support, as well as costs associated with the compute, storage and telecommunications infrastructure.

•	A significant majority of our costs for “Technology and content” are incurred in the United States and most of these costs are allocated to our North America segment.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Rob Eldridge, 206/266-2171	Craig Berman, 206/266-7180
www.amazon.com/ir